UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2009

IX ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware 333-151381 36-4620445 (State or Other Jurisdiction (Commission File (I.R.S. Employer of Incorporation) Number) Identification Number)

711 Third Avenue, Suite 1505, New York, New York, 10017

(Address of principal executive offices) (zip code)

(212) 682-5068

(Registrant's telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Effective March 23, 2009, George Weiner was retained as Chief Technology Officer of IX Energy Holdings, Inc. (the “Company”). Pursuant to the terms of the Comprehensive Services Agreement between the Company and Gale Architectural Services, LLC, Mr. Weiner shall serve as CTO of the Company for an initial term through March 31, 2010. If the term extends beyond March 31, 2010, the term of the agreement will automatically extend for successive 12 month periods unless terminated pursuant to the terms of the agreement. The agreement provides for a monthly compensation of $5,000 and a grant of 5,000 options to purchase shares of the Company’s common stock. Mr. Weiner will also receive a commission based compensation related to projects introduced to the Company by Mr. Weiner.

Mr. Weiner, age 64, has more than 34 years experience in the energy industry, including serving as President and sole owner of GALE Associates, AKA GALE Architectural Services, from 1986 to 2009, and as Director of Energy Conservation for the City of New York from 1979 to 1980. Mr. Weiner has overseen numerous energy conservation grant projects for schools and hospitals in addition to designing numerous RFPs for solar projects. Mr. Weiner is a member of the American Institute of Architecture, and serves as a director for FIRST (Fully Independent Residential Solar Technologies). He earned a Masters in Architecture from M.I.T. and an M.B.A. from Pace University.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Comprehensive Services Agreement dated as of March 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IX Energy Holdings, Inc.

Dated: July 7, 2009,	By	/s/ Steven Hoffmann
Name: Steven Hoffmann

Title: Chief Executive Officer